EXHIBIT 99.1

News Release

Resolute Holdings Enhances Board of Directors with the Appointment of Two Additional Independent Directors

NEW YORK, NY, July 14, 2025 (GLOBE NEWSWIRE) – Resolute Holdings Management, Inc. (“Resolute Holdings”) (Nasdaq: RHLD), an operating management company responsible for providing management services to CompoSecure Holdings, L.L.C. (“CompoSecure Holdings”), a wholly owned subsidiary of CompoSecure, Inc. (“CompoSecure”) (Nasdaq: CMPO), today announced the appointment of two new members to its Board of Directors (“Board”). Wayne M. Hewett and Timothy O. Mahoney have been appointed to join Resolute Holdings as independent directors.

“We are excited to welcome Wayne and Tim to our Board of Directors. Their extensive financial, operating, and leadership capabilities will be a great asset in our efforts to drive long-term value creation for Resolute Holdings and our shareholders,” said David Cote, Executive Chairman of Resolute Holdings’ Board.

Mr. Wayne Hewett is a seasoned executive leader who currently serves as a Director on the boards of Home Depot (since 2014), Wells Fargo & Company (since 2019), and United Parcel Services, Inc. (since 2020). Since 2018, he has also served as a senior advisor to Permira, a global private equity firm. Since 2019, he has served as Chairman of Cambrex Corporation, a contract developer and manufacturer of active pharmaceutical ingredients; and since 2023, he has served as Chairman of Quotient Sciences, a drug development and manufacturing accelerator. In 2023, he joined the board of managers of ASP Resins Holdings LP, a private company that produces adhesives and performance materials. From 2015 to 2017, Mr. Hewett served as Chief Executive Officer of Klöckner Pentaplast Group, a packaging supplier. Mr. Hewett has previously held several other executive roles, spending over 20 years with General Electric Company (“GE”), including leadership roles in various GE business units and membership on GE’s Corporate Executive Council. Mr. Hewett earned a Bachelor’s and Master’s degree in Industrial Engineering from Stanford University.

Mr. Timothy Mahoney is a highly experienced aerospace and defense executive who brings a breadth of operating capabilities from his leadership roles at major industrial companies. He served in several executive roles at Honeywell International, Inc. (“Honeywell”), including Senior Vice President of Digital Transformation from 2019 to 2022, Chief Executive Officer of Honeywell Aerospace from 2009 to 2019, and multiple Vice President roles across Honeywell Aerospace from 2003 to 2009. Prior to Honeywell, Mr. Mahoney spent 18 years at Sikorsky Aircraft, where he held a series of increasingly significant leadership roles. Mr. Mahoney earned a B.S. in Mechanical Engineering from the University of South Florida and graduated from the Program for Management Development at Harvard Business School.

“Wayne and Tim bring significant experience and capabilities to our Board, and I look forward to working with them as we continue to scale the platform,” said Tom Knott, Chief Executive Officer of Resolute Holdings.

About Resolute Holdings Management, Inc.

Resolute Holdings (Nasdaq: RHLD) is an alternative asset management platform led by David Cote and Tom Knott that provides operating management services including the oversight of capital allocation strategy, operational practices, and M&A sourcing and execution at CompoSecure Holdings and other managed businesses in the future. Resolute Holdings brings a differentiated approach to long-term value creation through the systematic deployment of the Resolute Operating System, which will create value at both the underlying managed businesses and at Resolute Holdings. For additional information on Resolute Holdings, please refer to Resolute Holdings’ filings with the U.S. Securities and Exchange Commission or please visit www.resoluteholdings.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although Resolute Holdings believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, Resolute Holdings cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning Resolute Holdings’ expectations regarding personnel, future platform acquisitions, limited profitability for the year ending December 31, 2025, revenues from management fees, the deployment of the Resolute Operating System, market opportunities, possible or assumed future actions, business strategies, events, or results of operations, and other matters, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect Resolute Holdings’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in Resolute Holdings’ forward-looking statements: the timing and amount of the management fees payable to Resolute Holdings, including unexpected fluctuations therein, unexpected changes in costs, risks associated with the implementation of the Resolute Operating System, unexpected market and macroeconomic developments, demand for Resolute Holdings’ services, the ability of Resolute Holdings to grow and manage growth profitably, compete within its industry and attract and retain its key employees; the possibility that Resolute Holdings may be adversely impacted by other global economic, business, competitive and/or other factors, including but not limited to inflationary pressures, volatile interest rates, variable tariff policies or intensified disruptions in the global financial markets; the outcome of any legal proceedings that may be instituted against Resolute Holdings or others; future exchange and interest rates; and other risks and uncertainties, including those under “Risk Factors” in filings that have been made or will be made with the Securities and Exchange Commission. Resolute Holdings undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For investor inquiries, please contact:

Resolute Holdings

(212) 256-8405

info@resoluteholdings.com

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